                                                                      EXHIBIT 23



                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference into: (A) the Registration Statements on Forms S-8 (Commission File Nos. 33-80967, 33-93882 and 33-86362) of Storage USA, Inc., (B) the Registration Statements on Forms S-3 (33-0965, 33-98142, 33-93886 and 33-91302) of Storage USA, Inc. and (C) the Registration Statement on Form S-3 (333-3344) of SUSA Partnership, L.P. of: (1) our report dated January 26, 1996, except for Note 5 and Note 13, as to which the date is March 21, 1996, on our audits of the consolidated financial statements of Storage USA, Inc. (the "Company") as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and for the period from March 24, 1994 (inception) through December 31, 1994, and the combined results of Storage USA, Inc. (the "Predecessor") for the period from January 1, 1994 through March 23, 1994, and for the year ended December 31, 1993, which report is incorporated by reference in the Company's 1995 Form 10-K/A-1; and (2) our report dated January 26, 1996, on the financial statement schedule of Storage USA, Inc. as of December 31, 1995, which report is included in the Company's 1995 Form 10-K/A-1.


                             COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
June 24, 1996